                                                                   Exhibit 20.4
                                                                   Page 1 of 2




               MONTHLY SERVICER AND SETTLEMENT CERTIFICATE #14

                         DEALER NOTE MASTER TRUST
                           -------------------

                     DEALER NOTE ASSET-BACKED CERTIFICATES,
                              SERIES 1997-1


Under the Series 1997-1 Supplement dated as of August 19, 1997 (the "Supplement") by and among Navistar Financial Corporation, ("NFC"), Navistar Financial Securities Corporation ("NFSC") and The Bank of New York, as trustee (the "Master Trust Trustee") to the Pooling and Servicing Agreement dated as of June 8, 1995 (the "Agreement") by and among NFC, NFSC, the Master Trust Trustee and The Chase Manhattan Bank, as 1990 Trust Trustee, the Master Trust Trustee is required to prepare certain information each month regarding current distributions to certain accounts and payment to Series 1997-1 Certificateholders as well as the performance of the Master Trust during the previous month. The information which is required to be prepared with respect to the Distribution Date of December 28, 1998, the Transfer Date of December 24, 1998 and with respect to the performance of the Master Trust during the Due Period ended on November 30, 1998 and the Distribution Period ended December 24, 1998 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Master Trust as a whole. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement and the Supplement.

 1.  NFC is Servicer under the Agreement.

 2.  The undersigned is a Servicing Officer.

 3.  Eligible Investments in the Excess Funding Account:

     a.   The aggregate amount of funds invested in Eligible
          Investments . . . . . . . . . . . . . . . . . . . . . . . . . $0.00

     b.   Description of each Eligible Investment:  . . . . .  Not Applicable

     c.   The rate of interest applicable to each such
          Eligible Investment . . . . . . . . . . . . . . . .  Not Applicable

     d.   The rating of each such Eligible Investment . . . .  Not Applicable

 4.  The total amount to be distributed on the Series
     1997-1 Certificates on the Distribution Date:

     a.   The total aggregate amount . . . . . . . . . . . . . . .$955,868.83

     b.   Stated on the basis of $1,000 original principal
          amount . . . . . . . . . . . . . . . . . . . . . . . . . . $4.77934

5.   The total amount, if any, to be distributed on the
     Series 1997-1 Certificates on the Distribution Date
     allocable to the Invested Amount . . . . . . . . . . . . . . . . . $0.00

6.   The total amount, if any, to be distributed on the
     Series 1997-1 Certificates on the Distribution
     Date allocable to interest on the Series 1997-1
     Certificates . . . . . . . . . . . . . . . . . . . . . . . . $955,868.83

                                                                   Exhibit 20.4
                                                                   Page 2 of 2



7.   The Invested  Amount as of the  Distribution  Date
     (after giving effect to all distributions that
     will occur on the Distribution Date). . . . . . . . . .  $200,000,000.00

8.   Eligible Investments in the Series Principal Account:

     a.   The aggregate amount of funds invested in Eligible
          Investments . . . . . . . . . . . . . . . . . . . . . . . . . $0.00

     b.   Description of each Eligible Investment:  . . . . .  Not Applicable

     c. The rate of interest applicable to each such
          Eligible Investment . . . . . . . . . . . . . . . .  Not Applicable

     d.   The rating of each such Eligible Investment . . . .  Not Applicable

9.   Eligible Investments in the Liquidity Reserve Account:

     a.   The aggregate amount of funds invested in
          Eligible Investments  . . . . . . . . . . . . . . . . . . . . $0.00

     b.   Description of each Eligible Investment:  . . . . .  Not Applicable

     c.   The rate of interest applicable to each such
          Eligible Investment . . . . . . . . . . . . . . . .  Not Applicable

     d.   The rating of each such Eligible Investment . . . .  Not Applicable

10.  The aggregate amount of Dealer Notes issued to
     finance OEM Vehicles, as of the end of the
     Due Period. . . . . . . . . . . . . . . . . . . . . . . . $11,772,098.79

11. The Dealers with the five largest aggregate outstanding principal amounts of Dealer Notes in the 1990 Trust as of the end of the Due Period:

       i)  Longhorn International Eq Inc.
      ii)  Southwest International Trucks
     iii)  Southland International Trucks
      iv)  Lakeside International Trucks
       v)  Hoglund Bus Co.



                                       NAVISTAR FINANCIAL CORPORATION,
                                       as Servicer



                                       By:/s/ R. W. Cain
                                              R. W. Cain
                                              Vice President and Treasurer